SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


               Current Report Pursuant to Section 13 or 15 (d) of
                           The Securities Act of 1934


       Date of Report (Date of earliest event reported) September 24, 1998





                               SIMTEK CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)




   Colorado                          0-19027                    84-1057605
--------------------------------------------------------------------------------
(State or other                    (Commission               (I.R.S. Employer
jurisdiction                       File Number)              Identification No.)
of incorporation)



                      1465 Kelly Johnson Boulevard
                       Colorado Springs, Colorado               80920
                ----------------------------------------       --------
                (Address of principal executive offices)       Zip Code


Registrant's telephone, including area code:  (719) 531-9444

                                 Not applicable
          -----------------------------------------------------------
          Former name or former address, if changed since last report

Item 5: Other Information:

     (1) The following Second Quarter 1998 Interim Report to Shareholders, dated August 31, 1998, has been mailed by the Registrant to its Shareholders:

[OUTSIDE COVER OF REPORT]

Simtek Corporation
1465 Kelly Johnson Blvd. #301
Colorado Springs, CO 80920

[SIMTEK'S LOGO - GRAPHIC OMITTED]

SECOND
QUARTER 1998
INTERIM
REPORT

[END OF OUTSIDE COVER]
--------------------------------------------------------------------------------

To Our Shareholders:

This report covers the quarter ended June 30, 1998. Shareholders who desire further disclosure information may request the following reports from the Securities and Exchange Commission or from Simtek Corporation: Annual Reports on Form 10-KSB and Quarterly Reports on Form 10-QSB.

Simtek Corporation ("Simtek" or the "Company") recorded net product sales of $1,801,948 for the second quarter of 1998 and $3,341,279 for the six months ended June 30, 1998 up from the $1,536,243 recorded for the second quarter 1997 and the $3,301,761 for the six months ended June 30, 1997. The product sales were from the Company's 4 kilobit, 16 kilobit, 64 kilobit and 256 kilobit nvSRAM product families. The increases reflected continuing growth in demand for the Company's nvSRAM products.

In the second quarter 1998, the Company purchased wafers built on 1.2 micron technology from Chartered Semiconductor Manufacturing Plc. of Singapore ("Chartered") to support sales of its high end 64 kilobit industrial and military devices and 16 kilobit commercial devices. The Company also purchased wafers built on 0.8 micron technology from Chartered. Sales of devices built with both types of wafers purchased from Chartered accounted for approximately 40% of the Company's revenue for the second quarter 1998. The balance of the Company's revenue for the second quarter 1998, was from the sales of commercial 64 kilobit and 256 kilobit finished units purchased from Zentrum Mikroelektronik Dresden GmbH ("ZMD").

The Company saw a decrease of approximately 2% in gross margins in the second quarter 1998 as compared to the second quarter 1997. The decrease in gross margin was due primarily to a decrease in average selling prices associated with large production volume orders.

Selling, general and administrative expenses saw an increase in the second quarter of 1998 of approximately $119,000 over the second quarter 1997. Of this increase, $79,000 was mainly due to costs associated with the installation of the 64 kilobit and 256 kilobit product based on 0.8 micron technology into Chartered. Administration saw an approximate $49,000 increase which was primarily due to headcount additions. The approximate $9,000 decrease in Sales and Marketing was mainly due to better cost controls.

The Company recorded a net income of $53,288 in the second quarter of 1998 and a net income of $178,309 for the six months ended June 30, 1998 as compared to a net income of $99,579 for the second quarter of 1997 and a net income of $197,359 for the six months ended June 30, 1997. The decrease in net income was due to increased selling, general and administrative expenses and lower gross margins.
                                                                August 31, 1998

In June 1998, the Company closed a $1,500,000 financing transaction with two funds advised by Renaissance Capital Group of Dallas, Texas ("Renaissance"). The funding from Renaissance consists of $1,500,000 of convertible debentures with a seven year term at a 9 percent per annum interest rate (the"Debenture"). The debentures are convertible at the option of the holder into Simtek common stock at 35 cents per share, subject to anti-dilution and other adjustment provisions. Upon certain conditions, the Company may redeem the debentures or force conversion. Please see Simteks' second quarter 1998 Form 10-QSB for details on these provisions.

Many of you shareholders are aware that on August 5, 1998, I announced via a press release that I was retiring from Simtek both as its Chief Financial Officer and Chairman, effective August 31, 1998. A copy of the press release is available from Simtek or on Simtek's website at http://www.simtek.com. In that release I stated that Simtek is "in good strong hands and well-positioned for the future. The company has posted two-plus years of sales and earnings growth. What's more, we recently closed $1.5 million of financing to sustain our long-term R&D; we're achieving good yields and high output from our Asian foundry partner; and we have in place the highest caliber of people, led by President and CEO Doug Mitchell, to ensure future success. This is the right time for me to move on."

Doug Mitchell, who took over Simtek's CEO reins from Petritz in January this year after being brought in as executive vice president and COO last July, said, "Dr. Petritz's retirement is the culmination of a smooth transition that started a year ago. Under his leadership, Simtek has accomplished much, setting the groundwork for an even brighter future. Going forward, we have a strong engineering and development team in place headed by director of engineering Christian Herdt; a veteran sales organization led by director of sales Dee Hockaday; and a seasoned operations group overseen by director of operations Brian Stephens."

In closing, I wish to thank all of Simtek's shareholders for your continuing support of the Company. It has been an honor and pleasure working with you the past eleven years.

Sincerely,



RICHARD L. PETRITZ
Chairman and CFO



DOUGLAS MITCHELL
President and CEO

----------------------------------------------------------------------------------------------------
Balance Sheet
----------------------------------------------------------------------------------------------------
                                                              June 30,                  December 31,
                                                                1998                        1997
                                                           --------------             -------------

                   ASSETS
                   ------

CURRENT ASSETS:
Cash and cash equivalents                                  $   1,788,420               $   1,475,599
Certificate of deposit                                           100,000                           -
Accounts receivable  -  trade, net                             1,331,151                     921,798
Inventory, net                                                 1,013,317                     641,264
Deferred financing fees                                            8,248                           -
Prepaid expenses and other                                       197,820                      17,960
                                                           -----------------------------------------
Total current assets                                           4,438,956                   3,056,621
Equipment and furniture, net                                     227,563                     177,821
Deferred financing fees                                           48,798                           -
                                                           -----------------------------------------
     TOTAL ASSETS                                          $   4,715,317               $   3,234,442
                                                           =========================================

                   LIABILITIES AND SHAREHOLDER'S EQUITY
                   ------------------------------------

CURRENT LIABILITIES:

Accounts payable:
    ZMD                                                    $     314,362               $     716,716
    Other                                                        258,510                     173,325
Accrued Expenses                                                 367,883                     269,592
Accrued Wages                                                    221,475                     222,022
Accrued Vacation payable                                          75,185                      62,401
Payable to ZMD                                                   130,153                     130,153
                                                           -----------------------------------------
Total current Liabilities                                      1,367,568                   1,574,209

Long term debt                                                 1,500,000                           -
                                                           -----------------------------------------
     Total Liabilities                                         2,867,568                   1,574,209

SHAREHOLDER'S EQUITY:

Preferred stock, $1.00 par value;  2,000,000 shares
    authorized, none issued and outstanding                            -                           -
Common stock, $.01 par value;  80,000,000 shares
    authorized, 28,745,226 and 28,679,185 shares
    issued and outstanding at June 30, 1998 and
    December 31, 1997, respectively                              287,452                     286,792
Additional paid-in capital                                    29,760,875                  29,752,328
Accumulated deficit                                          (28,200,578)                (28,378,887)
                                                           -----------------------------------------
Shareholder's equity                                           1,847,749                   1,660,233
                                                           -----------------------------------------
TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY                 $   4,715,317               $   3,234,442
                                                           =========================================


----------------------------------------------------------------------------------------------------

OTC Electronic Bulletin Board                        Registrar and Transfer Agent
System Symbol:                                       Continental Stock Transfer and Trust
SRAM                                                 2 Broadway
                                                     New York,  NY   10004

----------------------------------------------------------------------------------------------------
Statement of Income and Comprehensive Income
----------------------------------------------------------------------------------------------------


                                             Three Months Ended June 30,     Six Months Ended June 30,
                                             ---------------------------     -------------------------
                                                1998          1997              1998           1997
                                             ----------    -----------      -----------    ----------
NET SALES                                 $   1,801,948  $   1,536,243     $   3,341,279  $  3,301,761

    Cost of Sales                             1,015,389        834,337         1,824,600     1,922,568
                                          ------------------------------------------------------------
GROSS MARGIN                                    786,559        701,906         1,516,679     1,379,193

SELLING, GENERAL & ADMINISTRATIVE
EXPENSE:
    Design, research and development            416,484        336,932           715,884       666,041
    Administrative                              109,243         60,145           224,405       143,424
    Sales and marketing                         209,083        218,798           401,647       403,664
                                          ------------------------------------------------------------
Total selling, general and
  administrative expenses                       734,810        615,875         1,341,936     1,213,129

INCOME FROM OPERATIONS:                          51,749         86,031           174,743       166,064
                                          ------------------------------------------------------------

OTHER INCOME  (EXPENSE)
   Interest income, net                           4,352         14,800            18,769        27,044
   Other income (expense), net                   (2,813)        (1,252)           (4,843)        4,251
                                          ------------------------------------------------------------
   Total other income (expense)                   1,539         13,548            13,926        31,295
                                          ------------------------------------------------------------
INCOME BEFORE INCOME TAXES                       53,288         99,579           188,669       197,359

   Provision for income taxes                         -              -            10,360             -
                                          ------------------------------------------------------------
NET INCOME AND COMPREHENSIVE INCOME       $      53,288  $      99,579     $     178,309  $    197,359

BASIC AND DILUTED EPS                     $         0.0  $        0.00     $         0.0  $       0.01

BASIC WEIGHTED AVERAGE NUMBER OF
SHARES OUTSTANDING                           28,708,826     28,521,740        28,708,826    28,521,740

EFFECTIVE OF DILUTIVE OPTIONS                 1,969,713      2,278,203         2,056,008     1,782,730
                                          ------------------------------------------------------------
DILUTIVE SHARE OUTSTANDING                   30,678,539     30,799,943        30,764,834    30,304,470
                                          ------------------------------------------------------------

------------------------------------------------------------------------------------------------------
Directors and Officers
------------------------------------------------------------------------------------------------------

Dr. Richard L Petritz                                      Dr Robert Keeley, Director
Chairman of the Board & CFO                                University of Colorado, Colorado Springs

Douglas Mitchell                                           Mr Harold Blomquist,  Director
CEO, Director

Dr Klaus Wiemer, Director

-----------------------------------------------------------------------------------------------------

Home Page:                                                 E-Mail
http://www.simtek.com                                      info@simtek.com

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned and hereunto duly authorized.

                                              SIMTEK CORPORATION


September 24, 1998                            By: /s/Douglas Mitchell
                                                 -------------------------------
                                                  DOUGLAS MITCHELL
                                                  Chief Executive Officer